As filed with the Securities and Exchange Commission on November 18, 1996.
                                                  Registration No. 333-________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ---------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                             PYRAMID BREWERIES INC.
             (Exact name of registrant as specified in its charter)
Washington                                       91-1258355
State or other jurisdiction of                   (I.R.S. Employer
incorporation or organization)                   Identification No.)

                           91 South Royal Brougham Way
                            Seattle, Washington 98134
               (Address of Principal Executive Offices)(Zip Code)

             PYRAMID BREWERIES INC. 1995 EMPLOYEE STOCK OPTION PLAN
         PYRAMID BREWERIES INC. NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
            PYRAMID BREWERIES INC. 1996 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)


                                   Don Burdick
                             Chief Financial Officer
                           91 South Royal Brougham Way
                            Seattle, Washington 98134
                                 (206) 682-8322
                      (Name, address and telephone number,
                   including area code, of agent for service)

                                    Copy to:
                                 David R. Wilson
                            Foster Pepper & Shefelman
                          1111 Third Avenue, Suite 3400
                            Seattle, Washington 98101
                                 (206) 447-4400

   Approximate         date of commencement of proposed reoffer or resale to the
                       public by affiliates of the registrant: As soon as is practicable after filing of the Registration Statement.

                                          CALCULATION OF REGISTRATION FEE

================================================================================================================================
                                                 Proposed               Proposed
Title of                       Amount             maximum                maximum              Amount of
securities to be                to be           offering price           aggregate            registration
 registered                   registered(1)       per share(2)          offering price(2)           fee(2)

-------------------------------------------------------------------------------
Common Stock, $0.01 par value  396,000 shares    $16.33    $6,466,680 $2,230

Common Stock, $0.01 par value  344,000 shares    $5.0625   $1,741,500  $600

Common Stock, $0.01 par value  500,000 shares    $4.303     $2,151,500 $742
-------------------------------------------------------------------------------
                                          Total Fee:                  $3,572
===============================================================================






     (1) Pursuant to Rule 457(h) of the Securities Act, the amount of shares to be registered is the maximum amount of shares issuable herein.

     (2)  Pursuant to Rules 457(c) and (h) of the  Securities  Act, the proposed maximum offering price per share of Common Stock subject to outstanding  options has been  calculated on the basis of the average  exercise  price of outstanding options,  and the  proposed  maximum  offering  price per share of Common  Stock available for grant under the Plans that are not subject to outstanding  options has been calculated on the basis of the current price per share of Common Stock.
As of November  15, 1996,  there were  outstanding  options to purchase  396,000 shares of Common Stock  pursuant to the Pyramid  Breweries  Inc.  1995  Employee
Stock Option Plan and the Pyramid  Breweries  Inc.  Non-Employee  Director Stock
Option  Plan  (collectively,  the "Option  Plans"),  with an  aggregate  average exercise price of $16.33 per share. As of November 15, 1996,  there were 344,000 shares of Common Stock  available  for grant under the Option Plans that are not subject to  outstanding  options,  with a  proposed  maximum  offering  price of
$5.0625 per share, which is the average of the high and low prices for one share of Common Stock as reported by The Nasdaq Stock Market National Market System on
November 14, 1996 (the  "Average  Price").  As of November 15, 1996,  there were
500,000 shares of Common Stock  available for grant under the Pyramid  Breweries
Inc. 1996 Employee Stock Purchase Plan, with a proposed  maximum  offering price of $4.303 per share, which is 85 percent of the Average Price.







                               REOFFER PROSPECTUS
                              CROSS REFERENCE SHEET

                   Showing  Location in  Prospectus of  Information  Required by
Part I of Form S-3.

1.   Forepart of the Registration Statement and               Facing Page of Registration Statement,
     Outside Front Cover Page of Prospectus                   Reoffer Prospectus Cross Reference Sheet,
                                                                        Cover Page of Prospectus

2.   Inside Front and Outside Back Cover Pages of             Available Information, Incorporation of
     Prospectus                                               Certain Documents by Reference, Table of
                                                                        Contents

3.   Summary Information, Risk Factors and Ratio of           Cover Page of Prospectus
     Earnings to Fixed Charges

4.   Use of Proceeds                                          Use of Proceeds

5.   Determination of Offering Price                          Not Applicable

6.   Dilution                                                 Not Applicable

7.   Selling Security Holders                                 Selling Shareholders

8.   Plan of Distribution                                     Plan of Distribution

9.   Description of Securities to be Registered               Not Applicable

10.   Interests of Named Experts and Counsel                   Not Applicable

11.   Material Changes                                         Not Applicable

12.   Incorporation of Certain Information by                  Incorporation of Certain Documents by
      Reference                                                Reference

13.   Disclosure of Commission Position on                     Not Applicable
      Indemnification for Securities Act Liabilities







                                   PROSPECTUS

                             PYRAMID BREWERIES INC.
                           91 South Royal Brougham Way
                            Seattle, Washington 98134
                                 (206) 682-8322

                        1,240,000 Shares of Common Stock
                           ($0.01 par value per share)



         This  Prospectus  relates to an  aggregate  of  1,240,000  shares  (the
"Shares")  of common  stock,  $0.01  par  value  ("Common  Stock"),  of  Pyramid
Breweries  Inc. (the  "Registrant"),  and is to be used in  connection  with the
reoffer  and  resale  of  shares  of  Common  Stock   issuable  to  the  selling
shareholders  of  the  Registrant   listed  at  the  section  entitled  "Selling
Shareholders"  herein  (the  "Selling  Shareholders")  upon  exercise of options issued,  or which may be issued,  under the  Registrant's  1995  Employee  Stock
Option Plan, the  Registrant's  Non-Employee  Director Stock Option Plan and the
Registrant's  1996 Employee  Stock  Purchase Plan. The Shares may be sold in the market  (The Nasdaq  Stock  Market's  National  Market  System) or in  privately negotiated  transactions  from time to time. The Registrant will not receive any proceeds from the sale of Shares registered hereby.

         The Registrant's Common Stock trades on The Nasdaq Stock Market under the symbol "PMID". The last reported sales price of a share of Common Stock on The Nasdaq Stock Market on November 14, 1996 was $5.00.

                           --------------------------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
      SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON
     THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

                            -------------------------

         The offer and sale of the Shares will be made in accordance with the plan of distribution described in this Prospectus. See "Plan of Distribution."
The Selling Shareholders reserve the sole right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of Shares to be made directly or through agents. The Registrant will pay all expenses of the offering, other than selling commissions to or expenses of brokers or dealers retained by the Selling Shareholders, which commissions and expenses will be paid by the Selling Shareholders.

         If an agent of any Selling  Shareholder  or a dealer is involved in the sale of the Shares in respect of which this Prospectus is being  delivered,  the net  proceeds to the Selling  Shareholders  from such sale will be the  purchase price of such Shares less such commission in the case of an agent,  the purchase price of such  Shares in the case of a dealer,  and less,  in each  case,  other
attributable   issuance   expenses.   The  aggregate  proceeds  to  the  Selling
Shareholders  from all the Shares will be the purchase price of Shares sold less the  aggregate of agents'  commissions  and  underwriters'  discounts  and other expenses of issuance and  distribution.  See "Plan of Distribution" for possible indemnification arrangements for the agents, dealers and underwriters.

         No person has been authorized to give any information or to make any representation not contained in this Prospectus. If given or made, such information or representation must not be relied upon as having been authorized by the Registrant or the Selling Shareholders. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the Common Stock offered by this Prospectus, nor does it constitute an offer to any person in any jurisdiction in which such offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

                                 The date of this  Prospectus  is  November  18,
1996.





                                TABLE OF CONTENTS
                                                                                                               Page

Available Information....................................................  2
Incorporation of Certain Documents by Reference..........................  3
Use of Proceeds..........................................................  3
Selling Shareholders.....................................................  3
Plan of Distribution.....................................................  3


                                               AVAILABLE INFORMATION

         The Registrant is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information filed by the Registrant with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at Seven World Trade Center (13th Floor), New
York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago,  Illinois
60661,  and copies of such  material can be obtained  from the Public  Reference
Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission also maintains a Web site that contains copies of reports, proxy and information statements and other information regarding registrants that file electronically, including the Registrant, with the Commission at http:\\www.sec.gov. In addition, the Common Stock trades on The
Nasdaq Stock Market, and material filed by the Registrant can be inspected at the offices of the National Association of Securities Dealers, Inc., Report
Section, 1735 K Street, N.W., Washington, D.C. 20006.

         This Prospectus constitutes a part of a Registration Statement filed by the Registrant with the Commission under the Securities Act of 1933, as amended
(the "Securities Act"). This Prospectus omits certain information contained in that Registration Statement, and reference is hereby made to that Registration
Statement and the exhibits filed therewith for further information with respect to the Registrant and the Common Stock offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission.
Each such statement is qualified in its entirety by such reference.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Registrant with the Commission are incorporated by reference in this Registration Statement.

     (1) Annual Report on Form 10-K for the year ended December 31, 1995;

     (2) Quarterly Report on Form 10-Q for the quarter ended March 31, 1996;

     (3) Amendment on Form 10-Q/A to the Quarterly Report on Form 10-Q for the quarter ended March 31, 1996;

     (4) Quarterly Report on Form 10-Q for the quarter ended June 30, 1996;

     (5) Quarterly Report on Form 10-Q for the quarter ended September 30, 1996:
and

     (6) The description of the Registrant's Common Stock, $0.01 par value, contained in the Registrant's Registration Statement on Form 8-A, dated October
27, 1995, filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.


                                                         2




         All documents subsequently filed by the Registrant pursuant to Sections
13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

         The Registrant will provide without charge to any person, including any beneficial owner, to whom a Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the foregoing documents incorporated herein by reference (other than exhibits to such documents).
Requests  should be directed to Pyramid  Breweries Inc., 91 South Royal Brougham
Way, Seattle,  Washington 98134, Attn: Investor Relations Coordinator (telephone
(206) 682-8322).


                                 USE OF PROCEEDS

         The  Registrant  will not receive any proceeds  from the sale of Common
Stock by the Selling Shareholders.


                              SELLING SHAREHOLDERS

         The Selling Shareholders under this Prospectus are directors and executive officers of the Registrant who may be deemed affiliates of the Registrant. The names of the Selling Shareholders and the amount of Shares which will be sold hereunder will be provided at a later date by a supplement to this Prospectus.


                              PLAN OF DISTRIBUTION

         The Selling Shareholders (or their pledgees, donees, transferees, or other successors in interest) from time to time may sell all or a portion of the Shares "at the market" to or through a marketmaker or into an existing trading market, in private sales, including direct sales to purchasers, or otherwise at prevailing market prices or at negotiated or fixed prices. By way of example, and not by way of limitation, the Shares may be sold by one or more of the following methods: (a) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may purchase and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) an exchange distribution in accordance with the rules of such exchange; and (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by the seller may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from the seller in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act, in connection with such sales. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus.

         The Selling Shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the Shares against certain liabilities, including liabilities arising under the Securities
Act. Any commissions paid or any discounts or concessions allowed to any such broker-dealer which purchases Shares as principal or any profits received on the resale of such Shares may be deemed to be underwriting discounts and commissions under the Securities Act.

         In order to comply with certain state securities laws, if applicable, the Common Stock will not be sold in a particular state unless the Common Stock has been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

         The  Common  Stock   offered   hereby  will  be  sold  by  the  Selling
Shareholders  acting as principals for their own account.  The  Registrant  will receive none of the proceeds from such sales.


                                                         3




                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         In accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the instructional Note to Part I of Form
S-8, the information required by Part I to be contained in the Section 10(a) prospectus has been omitted from this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The  following   documents   filed  by  Pyramid   Breweries  Inc.  (the
"Registrant") with the Securities and Exchange Commission (the "Commission") are
incorporated by reference in this Registration Statement:

     (1) Annual Report on Form 10-K for the year ended December 31, 1995;

     (2) Quarterly Report on Form 10-Q for the quarter ended March 31, 1996;

     (3) Amendment on Form 10-Q/A to the Quarterly Report on Form 10-Q for the quarter ended March 31, 1996;

     (4) Quarterly Report on Form 10-Q for the quarter ended June 30, 1996;

     (5) Quarterly Report on Form 10-Q for the quarter ended September 30, 1996;
and

     (6) The description of the Registrant's Common Stock, $0.01 par value, contained in the Registrant's Registration Statement on Form 8-A, dated October
27, 1995,  filed pursuant to Section 12 of the  Securities  Exchange Act of 1934
(the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

     All documents  subsequently  filed by the  Registrant  pursuant to Sections
13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     No  expert  or  counsel  named  in  the  Registration   Statement  has  any
substantial interest in the securities of the Registrant.

Item 6.  Indemnification of Directors and Officers.

         Sections  23B.08.500  through  23B.08.600  of the  Washington  Business
Corporation  Act  authorize  a court  to  award,  or a  corporation's  board  of
directors  to  grant,   indemnification  to  directors  and  officers  on  terms
sufficiently  broad to permit  indemnification  under certain  circumstances for liabilities  arising under the Securities Act.  Article VII of the  Registrant's
Amended and Restated Articles of Incorporation  (Exhibit 3.1 hereto) and Section
9.2 of the Registrant's Amended and Restated Bylaws (Exhibit 3.2 hereto) provide for  indemnification  of  the  Registrant's  directors  to  the  maximum  extent permitted  by  Washington  law.  Section  9.2 of the  Registrant's  Amended  and
Restated  Bylaws also permits the  Registrant's  board of directors to indemnify the Registrant's officers,

                                      II-1




employees and agents up to the maximum extent  permitted by Washington  law. The
Registrant has entered into indemnification agreements with all of its directors and with George Hancock, who is both an officer and a director. The directors and officers of the Registrant also may be indemnified against liability they may incur for serving in such capacity pursuant to a liability insurance policy maintained by the Registrant for such purpose.

         Section   23B.08.320  of  the  Washington   Business   Corporation  Act
authorizes a corporation to limit a director's  liability to the  corporation or its  Stockholders  for  monetary  damages for acts or  omissions  as a director, except in certain circumstances  involving  intentional  misconduct or a knowing violation of law, illegal corporate distributions, or any transaction from which the  director  personally  receives a benefit in money,  property or services to which the  director  is not  legally  entitled.  Article VI of the  Registrant's
Amended and Restated Articles of Incorporation contains provisions implementing, to the fullest  extent  permitted  by  Washington  law,  such  limitations  on a director's liability to the Registrant and its Stockholders.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

     4.1 Pyramid Breweries Inc. 1995 Employee Stock Option Plan (incorporated by reference to Exhibit 10.9 of the Registrant's Registration Statement on Form S-1
(File No. 33-97834))

     4.2  Pyramid  Breweries  Inc.   Non-Employee  Director  Stock  Option  Plan
(incorporated  by reference to Exhibit  10.10 of the  Registrant's  Registration
Statement on Form S-1 (File No. 33-97834))

     4.3      Pyramid Breweries Inc. 1996 Employee Stock Purchase Plan

     4.4  Amended  and  Restated  Articles of  Incorporation  of the  Registrant
(incorporated  by  reference  to Exhibit  3.1 of the  Registrant's  Registration
Statement on Form S-1 (File No. 33-97834))

     5 Opinion of Foster Pepper & Shefelman

     23.1     Consent of Arthur Andersen LLP

     23.2 Consent of Foster Pepper & Shefelman (included in its opinion filed as
Exhibit 5)

     24 Power of Attorney  (included on the signature page of this  Registration
Statement)

Item 9.  Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any  prospectus  required by Section  10(a)(3) of Securities
Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;


                                      II-2




                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities
Exchange Act of 1934 that is  incorporated  by  reference  in this  Registration
Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      II-3




                                                    SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington on November 18, 1996.

                             PYRAMID BREWERIES INC.

                             /s/ George Hancock
                             ------------------------------------------
                             By: George Hancock
                                 Chief Executive Officer and President


                                POWER OF ATTORNEY

         Each person whose individual  signature appears below hereby authorizes
George Hancock and Don Burdick, or either of them, as attorneys-in-fact with full power of substitution, to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on November 18, 1996.

/s/ George Hancock                                   /s/ John Stoddard
--------------------------                           --------------------------
George Hancock                                       John Stoddard
Chief Executive Officer,                             Chairman of the Board
President and Director
(Principal Executive Officer)


/s/ Don Burdick                                       /s/ John T. Bryce
---------------------------                           -------------------------
Don Burdick                                           John T. Bryce
Chief Financial Officer,                              Director
Vice President Finance, Legal and
Administration, Secretary and General Counsel
(Principal Accounting Officer and
Principal Financial Officer)


/s/ George C. Textor
-------------------------------
George C. Textor
Director







                                INDEX TO EXHIBITS

         Exhibit  Description

     4.1 Pyramid Breweries Inc. 1995 Employee Stock Option Plan (incorporated by reference to Exhibit 10.9 of the Registrant's Registration Statement on Form S-1
(File No. 33-97834))

     4.2  Pyramid  Breweries  Inc.   Non-Employee  Director  Stock  Option  Plan
(incorporated  by  reference to Exhibit  10.9 of the  Registrant's  Registration
Statement on Form S-1 (File No. 33-97834))

     4.3 Pyramid Breweries Inc. 1996 Employee Stock Purchase Plan

     4.4  Amended  and  Restated  Articles of  Incorporation  of the  Registrant
(incorporated  by  reference  to Exhibit  3.1 of the  Registrant's  Registration
Statement on Form S-1 (File No. 33-97834))

     5 Opinion of Foster Pepper & Shefelman

     23.1 Consent of Arthur Andersen LLP

     23.2 Consent of Foster Pepper & Shefelman (included in its opinion filed as
Exhibit 5)

     24 Power of Attorney  (included on the signature page of this  Registration
Statement)



